Exhibit 99.1

FOR IMMEDIATE RELEASE
Investor Contact:         Marsha Morgan
           (817) 352-6452

Media Contact:         Mary Jo Keating
                                       (817) 867-6407

Burlington Northern Santa Fe Reports
All-Time Record Quarterly EPS, Revenues and Operating Income

•	Quarterly earnings were $1.48 per diluted share, or 11 percent higher than third-quarter 2006 earnings of $1.33 per diluted share.

•	Freight revenues increased $133 million, or 4 percent, to $3.95 billion compared with the third quarter of 2006.

•	Operating income of $1 billion increased $80 million, or 9 percent, compared to the same 2006 period.

                       FORT WORTH, Texas, October 23, 2007 - Burlington Northern Santa Fe Corporation (BNSF) (NYSE: BNI) today reported all-time record quarterly earnings of $1.48 per diluted share, compared with third-quarter 2006 earnings of $1.33 per diluted share.

             “BNSF achieved record quarterly revenues, operating income and earnings as a result of our diverse portfolio of businesses, strong cost control and improved yields.  We were able to produce record earnings and quarterly operating income that exceeded $1 billion for the first time in our Company’s history despite continued economic softness in our Consumer and Industrial Products business groups,” said Matthew K. Rose, BNSF Chairman, President and Chief Executive Officer. "Although we have concerns near-term about the economy, housing markets, high fuel prices and general consumer softness, we continue to be optimistic about the long-term future of BNSF," Rose added.

             Third-quarter 2007 freight revenues increased $133 million, or 4 percent, to an all-time quarterly record of $3.95 billion compared with $3.82 billion in the prior year. The 4-percent increase in revenue is primarily attributable to strong yields as well as volume growth in our Agricultural Products business.

-more-

                Agricultural Products revenues were up $60 million, or 10 percent, to an all-time quarterly record of $682 million for the third-quarter of 2007.  This increase was primarily due to an 8-percent unit volume increase, predominately from wheat, ethanol, fertilizer and bulk foods.  Coal revenues rose by $101 million, or 14 percent, to $849 million.  These results include a net increase in revenues of $14 million, or approximately $0.02 per share, as a result of developments in several coal rate disputes.  Coal unit volumes were relatively flat principally due to mine production issues.  Industrial Products revenues increased by $11 million, or 1 percent, to $962 million on 2 percent lower unit volumes.  Continued strong demand for petroleum products was offset by a decline in building and construction products as a result of weakness in the housing market.  Consumer Products revenues of $1.46 billion were $39 million, or 3 percent less than the third quarter of 2006.  This was principally due to a decrease in unit volumes as a result of economic softness as well as reduced trans-pacific service of a large international customer.

                     Operating expenses for the third quarter of 2007 were up $50 million as a 4-percent reduction in compensation and benefits was more than offset by a 7-percent increase in the price of fuel.

           Burlington Northern Santa Fe Corporation’s subsidiary BNSF Railway Company operates one of the largest North American rail networks, with about 32,000 route miles in 28 states and two Canadian provinces. BNSF Railway Company is among the world's top transporters of intermodal traffic, moves more grain than any other American railroad, carries the components of many of the products we depend on daily, and hauls enough low-sulfur coal to generate about ten percent of the electricity produced in the United States. BNSF Railway Company is an industry leader in Web-enabling a variety of customer transactions at www.bnsf.com.

        Financial information follows:

Burlington Northern Santa Fe Corporation
Consolidated Income Information
(Dollars in millions, except per share data)

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2007	2006	2007	2006
		(As Adjusted)*		(As Adjusted)*
Operating revenues
Freight revenues	$3,948	$3,815	$11,228	$10,776
Other revenues	121	124	329	327
Total operating revenues	4,069	3,939	11,557	11,103

Operating expenses
Compensation and benefits	937	975	2,794	2,822
Fuel	814	792	2,237	2,031
Purchased services	501	500	1,510	1,445
Depreciation and amortization	324	296	953	875
Equipment rents	235	232	704	695
Materials and other (a)	257	223	823	657
Total operating expenses	3,068	3,018	9,021	8,525

Operating income	1,001	921	2,536	2,578
Interest expense	132	125	385	364
Other expense, net	6	10	17	30

Income before income taxes	863	786	2,134	2,184
Income tax expense	333	297	822	814

Net income	$530	$489	$1,312	$1,370

Diluted earnings per share	$1.48	$1.33	$3.64	$3.69

Diluted average shares outstanding (in millions)	357.1	366.8	360.5	371.4

Operating ratio (b)	74.6%	75.9%	77.4%	76.1%

(a) 2007 includes a first-quarter charge of $81 million for additional environmental expenses and a technology system write-off.
(b) Calculated as total operating expenses less other revenues divided by freight revenues.
* Prior year numbers have been adjusted for the retrospective adoption of the Financial Accounting Standards Board Staff Position (FSP) AUG AIR-1, Accounting for Planned Major Maintenance Activities.

	Burlington Northern Santa Fe Corporation
	Consolidated Balance Sheet Information
	(Dollars in millions, except per share amounts)

		September 30,	December 31,
		2007	2006
			(As Adjusted)*
	Assets
	Current assets:
	Cash and cash equivalents	$375	$375
	Accounts receivable, net	984	805
	Materials and supplies	518	488
	Current portion of deferred income taxes	357	345
	Other current assets	247	168
	Total current assets	2,481	2,181

	Property and equipment, net	29,048	27,921

	Other assets	2,006	1,695

	Total assets	$33,535	$31,797

	Liabilities and stockholders' equity
	Current liabilities:
	Accounts payable and other current liabilities	$3,048	$2,853
	Long-term debt due within one year	403	473
	Total current liabilities	3,451	3,326

	Long-term debt and commercial paper	7,820	6,912
	Deferred income taxes	8,433	8,298
	Casualty and environmental liabilities	842	830
	Pension and retiree health and welfare liability	608	604
	Employee separation costs	80	86
	Other liabilities	1,422	1,213
	Total liabilities	22,656	21,269

	Stockholders' equity:
	Common stock and additional paid-in capital	7,299	6,995
	Retained earnings	10,747	9,739
	Treasury stock and other	(7,167)	(6,206)
	Total stockholders' equity	10,879	10,528

	Total liabilities and stockholders' equity	$33,535	$31,797

	Book value per share	$31.04	$29.42
	Common shares outstanding (in millions)	350.5	357.9
	Net debt to total capitalization (a)	41.9%	40.0%

(a)	Net debt is calculated as total debt less cash and cash equivalents, and capitalization is calculated as the sum of net debt and total stockholders' equity.
*	Prior year numbers have been adjusted for the retrospective adoption of FSP AUG AIR-1, Accounting for Planned Major Maintenance Activities.

	Burlington Northern Santa Fe Corporation
	Consolidated Cash Flow Information
	(in millions)

		Three Months		Nine Months
		Ended September 30,		Ended September 30,
		2007	2006	2007	2006
			(As Adjusted)*		(As Adjusted)*

	Operating activities

	Net income	$530	$489	$1,312	$1,370
	Adjustments to reconcile net income to net cash provided by operating activities:
	Depreciation and amortization	324	296	953	875
	Deferred income taxes	106	46	220	161
	Long-term casualty and environmental liabilities, net	(7)	(1)	26	(40)
	Other, net	50	29	122	43
	Change in accounts receivable sales program	(100)	(200)	(100)	–
	Other changes in working capital	(14)	142	(68)	(43)

	Net cash provided by operating activities	889	801	2,465	2,366

	Investing activities

	Capital expenditures	(623)	(525)	(1,775)	(1,549)
	Other, net	(154)	(39)	(336)	(296)

	Net cash used for investing activities	(777)	(564)	(2,111)	(1,845)

	Financing activities

	Dividends paid	(89)	(73)	(268)	(220)
	Purchase of BNSF common stock	(255)	(215)	(964)	(590)
	Proceeds from stock options exercised	11	12	126	99
	Other, net	203	50	752	199

	Net cash used for financing activities	(130)	(226)	(354)	(512)
	(Decrease) increase in cash and cash equivalents	(18)	11	–	9
	Cash and cash equivalents:
	Beginning of period	393	73	375	75
	End of period	$375	$84	$375	$84
*	Prior year numbers have been adjusted for the retrospective adoption of FSP AUG AIR-1, Accounting for Planned Major Maintenance Activities.

Burlington Northern Santa Fe Corporation
Operating Statistics*

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2007	2006	2007	2006
		(As Adjusted)*		(As Adjusted)*

Cars/units (in thousands)	2,630	2,760	7,718	7,960

Average revenues per car/unit	$1,501	$1,382	$1,455	$1,354

Revenue ton miles (in millions)	166,635	166,564	487,326	484,067

Gross ton miles (in millions)	283,465	287,318	833,083	837,429

RTM/GTM	0.59	0.58	0.58	0.58

Freight revenue/thousand RTM	$23.69	$22.90	$23.04	$22.26

Operating expense/thousand RTM (a)	$18.41	$18.12	$18.51	$17.61

Freight revenue/thousand GTM	$13.93	$13.28	$13.48	$12.87

Operating expense/thousand GTM (a)	$10.82	$10.50	$10.83	$10.18

Compensation and benefits/thousand GTM	$3.31	$3.39	$3.35	$3.37

Average employees	41,293	41,666	41,262	41,267

Period end employees	41,087	41,770	41,087	41,770

Thousand RTM/average employee	4,035	3,998	11,811	11,730

Thousand GTM/average employee	6,865	6,896	20,190	20,293

Gallons of fuel used (in millions)	353	370	1,069	1,100

Average price per gallon of fuel (b)	$2.31	$2.12	$2.09	$1.84

GTM/gallon of fuel	803	777	779	761

Freight train miles (in millions)	42	44	126	130

GTM/freight train hours (in thousands)	130	123	127	122

Route miles operated	32,231	31,910	32,231	31,910

(a) 2007 includes a first-quarter charge of $81 million for additional environmental expenses and a technology system write-off.
(b) Includes handling, taxes and hedge effect.

*    Prior year numbers have been adjusted for the retrospective adoption of FSP AUG AIR-1, Accounting for Planned Major Maintenance Activities. Certain comparative prior period amounts have also been adjusted to conform to the current period presentation.

Burlington Northern Santa Fe Corporation
Revenue Statistics by Commodity*

	Three Months			Nine Months
	Ended September 30,		Percent	Ended September 30,		Percent
Revenues (in millions)	2007	2006	Change	2007	2006	Change
Domestic Intermodal	$645	$673	(4.2)%	$1,841	$1,890	(2.6)%
International Intermodal	690	710	(2.8)	1,963	1,915	2.5
Automotive	120	111	8.1	363	345	5.2
Total Consumer Products	1,455	1,494	(2.6)	4,167	4,150	0.4

Industrial Products	962	951	1.2	2,758	2,704	2.0
Coal	849	748	13.5	2,385	2,141	11.4
Agricultural Products	682	622	9.6	1,918	1,781	7.7
Total freight revenue	3,948	3,815	3.5	11,228	10,776	4.2
Other revenue	121	124	(2.4)	329	327	0.6
Total revenues	$4,069	$3,939	3.3%	$11,557	$11,103	4.1%

Cars/units (in thousands)
Domestic Intermodal	528	551	(4.2)%	1,545	1,597	(3.3)%
International Intermodal	740	857	(13.7)	2,213	2,402	(7.9)
Automotive	39	39	–	124	129	(3.9)
Total Consumer Products	1,307	1,447	(9.7)	3,882	4,128	(6.0)

Industrial Products	431	440	(2.0)	1,252	1,284	(2.5)
Coal	627	628	(0.2)	1,832	1,822	0.5
Agricultural Products	265	245	8.2	752	726	3.6
Total cars/units	2,630	2,760	(4.7)%	7,718	7,960	(3.0)%

Average revenue per car/unit
Domestic Intermodal	$1,222	$1,221	0.1%	$1,192	$1,183	0.8%
International Intermodal	932	828	12.6	887	797	11.3
Automotive	3,077	2,846	8.1	2,927	2,674	9.5
Total Consumer Products	1,113	1,032	7.8	1,073	1,005	6.8

Industrial Products	2,232	2,161	3.3	2,203	2,106	4.6
Coal	1,354	1,191	13.7	1,302	1,175	10.8
Agricultural Products	2,574	2,539	1.4	2,551	2,453	4.0
Average revenue per car/unit	$1,501	$1,382	8.6%	$1,455	$1,354	7.5%

Revenue ton miles (in millions)
Domestic Intermodal	13,331	13,785	(3.3)%	38,755	40,193	(3.6)%
International Intermodal	20,854	22,429	(7.0)	62,487	63,215	(1.2)
Automotive	1,454	1,379	5.4	4,547	4,402	3.3
Total Consumer Products	35,639	37,593	(5.2)	105,789	107,810	(1.9)

Industrial Products	30,337	30,936	(1.9)	88,701	91,877	(3.5)
Coal	71,468	69,934	2.2	207,209	201,134	3.0
Agricultural Products	29,191	28,101	3.9	85,627	83,246	2.9
Total revenue ton miles	166,635	166,564	–%	487,326	484,067	0.7%

Freight revenue per thousand ton miles
Domestic Intermodal	$48.38	$48.82	(0.9)%	$47.50	$47.02	1.0%
International Intermodal	33.09	31.66	4.5	31.41	30.29	3.7
Automotive	82.53	80.49	2.5	79.83	78.37	1.9
Total Consumer Products	40.83	39.74	2.7	39.39	38.49	2.3

Industrial Products	31.71	30.74	3.2	31.09	29.43	5.6
Coal	11.88	10.70	11.0	11.51	10.64	8.2
Agricultural Products	23.36	22.13	5.6	22.40	21.39	4.7
Freight revenue per thousand ton miles	$23.69	$22.90	3.4%	$23.04	$22.26	3.5%
* Certain comparative prior period amounts have been adjusted to conform to the current period presentation.

Burlington Northern Santa Fe Corporation
Capital Expenditures and Track Maintenance

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2007	2006	2007	2006

Capital expenditures (in millions)
Maintenance of way
Rail	$106	$95	$305	$251
Ties	78	91	256	245
Surfacing	68	67	194	170
Other	128	99	333	303
Total maintenance of way	380	352	1,088	969
Mechanical	40	26	102	111
Information services	13	12	49	46
Other	23	22	74	82
Total maintenance of business	456	412	1,313	1,208

Terminal and line expansion	167	113	462	341
Total capital expenditures	$623	$525	$1,775	$1,549

Track maintenance
Track miles of rail laid
Maintenance of business	228	206	599	559
Expansion projects	75	51	147	111
Total	303	257	746	670

Cross ties inserted (thousands)
Maintenance of business	747	796	2,229	2,107
Expansion projects	144	94	331	287
Total	891	890	2,560	2,394

Track resurfaced (miles)	3,448	3,665	9,818	10,407